EXHIBIT 10.5

PURCHASE AND SALE AGREEMENT
between
GGT SPRING TOWN TX, LLC, a Delaware limited liability company as Seller
and
ABBEY RESIDENTIAL, LLC,
an Alabama limited liability company
as Purchaser
as of May 23, 2017

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DEFINED TERMS

Term	Section
Agreement	Introductory Paragraph
Assignment of Contracts	4.2(d)
Assignment of Leases	4.2(c)
Bill of Sale	4.2(b)
Broker	8.1
Business Day	11.10
Cap	5.3(c)
CERCLA	9.3(b)
Closing	4.1
Closing Date	4.1
Code	5.5(d)(i)
Contracts	1.1(e)
Contracts Schedule	1.1(e)
Deed	4.2(a)
Domain	1.1(g)
Earnest Money	1.5
Effective Date	Introductory Paragraph
ERISA	5.5(c)(i)
Excluded Property	1.1(h)
Existing Survey	2.2
Former Tenant Lease Files	11.4
General Contractor	1.1(h)
Hazardous Substances	9.3(b)
Hazardous Substances Laws	9.3(b)
Improvements	1.1(b)
Independent Consideration	1.6
Inspection Period	3.1(a)
Knowledge Party	5.2
Land	1.1(a)
Leases	1.1(c)
Lease Schedule	1.1(c)
Licenses and Permits	1.1(f)
Lists	5.1(i)(ii)(A)
Losses	3.1(d)
Major Loss	7.3
Mill Creek	3.1(c)
OFAC	5.1(i)(i)
Order or Orders	5.1(i)(i)
Other Intangibles	1.1(g)

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Owner’s Policy	2.1
Permitted Assignee	11.7
Permitted Exceptions	1.2
Personal Property	1.1(d)
Personal Property Schedule	1.1(d)
Property	1.1
Proprietary Materials	1.1(h)
Purchase Price	1.3
Purchaser	Introductory Paragraph
Purchaser Parties	3.1(c)
RCRA	9.3(b)
Restrictive Covenant	1.2
SARA	9.3(b)
Scheduled Closing Date	4.1
Security Deposits	1.1(c)
Seller	Introductory Paragraph
Seller Affiliates	3.1(d)
Seller Parties	3.1(d)
Survival Period	5.3(a)
Tenant Notice Letters	4.2(e)
Title Commitment	2.1
Title Company	1.5
Title Exam Deadline	2.3(a)
Trademarks	1.1(h)
Updated Survey	2.2

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of May 23, 2017 (the “Effective Date”), by and between GGT SPRING TOWN TX, LLC, a Delaware limited liability company, having an office at 2001 Bryan Street, Suite 3275, Dallas, Texas 75201 (“Seller”), and ABBEY RESIDENTIAL, LLC, an Alabama limited liability company, having an office at 1930 Stonegate Drive, Birmingham, AL 35242-252 (“Purchaser”).
W I T N E S S E T H:
ARTICLE I
PURCHASE AND SALE
1.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following (collectively, the “Property”):
(a)    Land. That certain tract of land (the “Land”) located in Harris County, Texas more particularly described on Schedule 1.1(a) attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to easements, adjacent streets, alleys, gaps or gores and rights-of-way within, in front of, behind or otherwise adjoining the Land or any of it;
(b)    Improvements. The buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, the 396-unit apartment complex commonly known as “Modera Spring Town Center” located thereon having an address of 21801 Northcrest Drive, Spring, Texas (the “Improvements”);
(c)    Leases. All of Seller’s right, title and interest as landlord in and to all lease and other occupancy agreements as set forth on the rent roll (the “Lease Schedule”) attached as Schedule 1.1(c) and made a part hereof and any new lease agreements entered into by Seller after the Effective Date as permitted hereunder (collectively, the “Leases”) and all security and other refundable deposits paid to the landlord under the Leases to the extent not applied in the case of a tenant default in accordance with the terms of the Leases (collectively, the “Security Deposits”);
(d)    Tangible Personal Property. All of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements (the “Personal Property”), including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools, supplies, carts, computers, software (if and to the extent assignable), scanners, copiers, and other items of personal property (excluding cash) used in connection with the operation or maintenance of the Land and the Improvements, including, without limitation, the personal property set forth on Schedule 1.1(d) attached hereto and made a part hereof (the “Personal Property Schedule”), but specifically excluding any Excluded Property (as defined below);
(e)    Contracts. To the extent assignable, all of Seller’s right, title and interest in and to all contracts and agreements (collectively, the “Contracts”) listed and described on Schedule

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1.1(e) attached hereto and made a part hereof or executed by Seller after the Effective Date (the “Contracts Schedule”), relating to the upkeep, repair, maintenance or operation of the Land or Improvements that will extend beyond the Closing Date, including specifically, without limitation, all assignable equipment leases, leasing commission agreements or apartment locator agreements, cable television agreements, telephone agreements and internet and data agreements, but expressly excluding any Excluded Property;
(f)    Licenses and Permits. To the extent assignable, all of Seller’s right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by governmental agencies having jurisdiction over the Land and Improvements or any portion thereof, together with all renewals and modifications thereof (collectively, the “Licenses and Permits”);
(g)    Other Intangibles. To the extent assignable, all of Seller’s right, title and interest in and to all other intangible rights, titles, interests, privileges, warranties, guarantees and appurtenances owned by Seller and related to or used exclusively in connection with the ownership, use or operation of the Land or the Improvements, including, without limitation, and other intangible rights relating to or appurtenant to the Land, Improvements or Personal Property, but specifically excluding any Excluded Property (collectively, the “Other Intangibles”); and
(h)    Excluded Property. The Property does not include any warranty from any affiliate of Seller, including without limitation, any warranty from the general contractor for the development of the Property from MCRT Gulf Coast/Southwest Construction LLC (“General Contractor”), any cash, any insurance policies or claims (except as expressly set forth herein), any other claims against third parties, any Contracts depicted as “National Contracts” on the Contracts Schedule, the website relating to the Property, any web-based software used pursuant to licensing arrangements procured by any affiliate of Seller, any rights to a refund of real estate taxes or assessments with respect to the period prior to the Closing, any property owned by tenants of the Property or the property manager, any property that serves or is used in connection with any property other than the Property and any Proprietary Materials (collectively, “Excluded Property”). “Proprietary Materials” means the name “Mill Creek,” “Mill Creek Residential,” “MCRT,” “MCR,” “Modera” and any derivations thereof (collectively, the “Trademarks”), any logos, trade colors, service marks and trade names of Seller (and its affiliates), any appraisals, budgets, strategic plans for the Property, analyses (whether prepared internally or by consultants), information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of trust, corporate or partnership authorization, attorney and accountant work product, and attorney-client or other privileged documents, all of which shall be deemed confidential for purposes of this Agreement.
1.2    Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (collectively, the “Permitted Exceptions”). The Permitted Exceptions shall be deemed to include a restrictive covenant (the “Restrictive Covenant”), in the form attached as Exhibit J hereto, prohibiting the conversion of the Property to condominium, cooperative or similar form of ownership for a period of 10 years from the Closing Date.

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1.3    Purchase Price. Seller agrees to sell and Purchaser agrees to purchase the Property for a total purchase price of $49,812,000.00 (the “Purchase Price”). The Purchase Price, as increased or decreased by credits, prorations and adjustments as herein provided, shall be deposited by or on behalf of Purchaser in full at Closing by wire transfer of immediately available U.S. dollars with the Title Company.
1.4    Additional Consideration. As additional consideration for the purchase and sale of the Property, at Closing Purchaser will assume and perform all of the covenants and obligations of Seller and Seller’s predecessors in title pursuant to the Leases (including covenants and obligations relating to any Security Deposits), Contracts and Licenses and Permits that first arise and accrue (a) on or after the Closing Date and (b) before the Closing Date only to the extent Seller credits Purchaser at the Closing with the costs of performing such covenants and obligations. The provisions of this Section 1.4 shall survive the Closing without limitation.
1.5    Earnest Money. Within one (1) business day after the Effective Date, Purchaser shall deposit with Alamo Title Company, Attn: ___________, Alamo Title Company (the “Title Company”), the sum of $1,000,000.00 (the “Earnest Money”), which is comprised of a $100,000 portion which is non-refundable (except as otherwise specifically set forth herein) (the “Non-Refundable Portion”) and a $900,000 portion which becomes non-refundable (except as otherwise specifically set forth herein) only after the expiration of the Inspection Period if Purchaser does not terminate this Agreement pursuant to Section 3.2 hereof (the “Refundable Portion”), in good funds, either by certified bank or cashier’s check or by federal wire transfer. The Title Company shall hold the Earnest Money in an interest-bearing account in accordance with Article X and this Section 1.5. All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. The Earnest Money shall be invested as Purchaser directs. Any and all interest earned on the Earnest Money shall be reported to Purchaser’s federal tax identification number; provided, however, in the event Seller is entitled to retain the Earnest Money pursuant to the terms hereof, the parties hereto shall each execute the appropriate documentation to provide for the reporting of such interest to Seller’s federal tax identification number.
1.6    Independent Consideration. An amount equal to $100.00 (the “Independent Consideration”) of the Earnest Money is independent of any other consideration provided hereunder, shall be fully earned by Seller upon the Effective Date, and, as of the Effective Date, is not refundable to Purchaser under any circumstances. Accordingly, if this Agreement is terminated for any reason by either party, the Independent Consideration shall be paid by Title Company to Seller.
ARTICLE II
TITLE AND SURVEY
2.1    Title Examination; Commitment for Title Insurance. Prior to the Effective Date, Seller has obtained and delivered a TLTA preliminary title insurance commitment in the amount of the Purchase Price dated as of May 3, 2017 (with an effective date of April 27, 2017), #1033006545 (the “Title Commitment”) to Purchaser covering the Land and Improvements and a copy of each document referenced therein as an exception to title to the Property. At Closing, Purchaser shall

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cause the Title Commitment to be updated for purposes of issuance of a TLTA Owner’s Policy of Title Insurance in the amount of the Purchase Price (the “Owner’s Policy”) insuring fee simple title to the Land and Improvements subject only to the Permitted Exceptions.
2.2    Survey. Purchaser acknowledges that it has received that certain survey dated May 15, 2017, prepared by Jones Carter, Russell B. Tarasiewicz, RPLS No. 6575 (the “Existing Survey”). Purchaser may update the Existing Survey or obtain a new survey (in either case, the “Updated Survey”), at Purchaser’s sole expense, and, shall deliver a copy of the Updated Survey to Seller and the Title Company on or before the Title Exam Deadline. The Updated Survey shall be certified in favor of Seller, the Title Company and any other parties as determined by Purchaser.
2.3    Title Objections; Cure of Title Objections.
(a)    Purchaser shall have until 5:00 p.m. Central Time on May 17, 2017 (the “Title Exam Deadline”) to review the Title Commitment, related exception documents and the Updated Survey and to notify Seller, in writing, of such objections as Purchaser may have to any matters contained therein.
(b)    If Purchaser notifies Seller, in writing, of its objection to any title or survey matters prior to the Title Exam Deadline, Seller shall have the right, but not the obligation, to cure such objections (except for the Mandatory Cure Items as defined below). Within three (3) Business Days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to cure such objections (and Seller’s failure to send such a notice to Purchaser within such three (3) Business Day period shall be deemed an election not to cure such objections). If Seller elects to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, Seller shall have until the Closing Date to remove, satisfy or cure the same and for this purpose, Seller shall be entitled to a reasonable adjournment of the Closing if additional time is required, but in no event shall the adjournment exceed thirty (30) days after the Scheduled Closing Date. At Seller’s cost and expense, Seller may bond around any such objections to the Title Company’s and Purchaser’s reasonable satisfaction in order to cause the Title Company to remove such matter, or may otherwise cause Title Company to endorse over and affirmatively insure over any such objection in a manner reasonably satisfactory to Purchaser and its lender, and in either event, such objection shall be deemed cured. If Seller elects (or is deemed to elect) not to cure any objections specified in Purchaser’s notice, or if Seller is unable to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to waive the uncured objections and accept a conveyance of the Property, subject to the Permitted Exceptions, by proceeding to Closing and thereby be deemed to have approved as Permitted Exceptions specifically any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller before the end of the Inspection Period if Seller elects (or is deemed to have elected) not to cure or, subject to Seller’s rights to extend Closing as provided in this Section 2.3(b), before Closing if Seller is unable to effect a cure as agreed by Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money, including the Non-Refundable Portion and the Refundable Portion (less the Independent Consideration), shall be returned to Purchaser, and thereafter neither party hereto

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shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Purchaser fails to timely provide notice of its election to terminate under clause (ii) of this Section 2.3(b), Purchaser shall be deemed to have elected to proceed under clause (i) of this Section 2.3(b).
(c)    Notwithstanding anything contained herein to the contrary, whether or not Purchaser objects pursuant to this Section 2.3, Seller shall be obligated at or prior to Closing to (i) pay any and all mortgages, deeds of trust and deeds to secure debt by, through or under Seller and (ii) up to $250,000 of all mechanics’ liens and monetary judgments recorded against the Property to the extent created by, through or under Seller (the “Mandatory Cure Items”).
2.4    Permitted Exceptions to Title. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions and Purchaser shall have no right to object to Permitted Exceptions:
(a)    the rights of tenants, as tenants only, under the Leases and any new Leases entered into between the Effective Date and Closing to the extent permitted hereunder;
(b)    the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date, subject to adjustment as herein provided;
(c)    local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;
(d)    items appearing in the Title Commitment and/or on the Existing Survey or Updated Survey and, in either case, either (i) not timely objected to by Purchaser or (ii) timely objected to by Purchaser, with a subsequent waiver or deemed waiver to such objection by Purchaser, all in accordance with Sections 2.3 and 2.5 hereof; and
(e)    the Restrictive Covenant.
2.5    Pre-Closing “Gap” Title/Survey Defects. Following the Title Exam Deadline, Purchaser may, within two Business Days of receipt of any updates to the Title Commitment or the Updated Survey notify Seller in writing of any additional objections to any update to the Title Commitment or the Updated Survey that were not on the latest Title Commitment issued by the Title Company prior to the expiration of the Title Exam Deadline, the Existing Survey or the latest Updated Survey issued by the surveyor prior to the expiration of the Title Exam Deadline. With respect to any objections to title or survey matters set forth in such notice, Seller shall have the same option to cure (subject to the Mandatory Cure Items) and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement and receive a return of the Earnest Money, including the Non-Refundable Portion and the Refundable Portion (less the Independent Consideration), as those which apply to any notice of objections made by Purchaser before the expiration of the Title Exam Deadline. If Seller elects to cure any such matters, the date for Closing may be extended, if necessary, by a reasonable period of time to effect such a cure as and to the extent provided in Section 2.3(b).

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ARTICLE III
INSPECTION PERIOD
3.1    Right of Inspection.
(a)    During the period ending on May 24, 2017 (the “Inspection Period”), Purchaser shall have the right to make such inspections, tests and investigations, at Purchaser’s sole cost and expense, of the Property and to examine at the Property, certain documents related to the Property in Seller’s possession or control as more specifically identified on Schedule 3.1 attached hereto and incorporated herein by reference. Purchaser acknowledges that some of such documents may have been prepared by third parties, including the property manager.
(b)    Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least 24 hours’ prior written notice to Seller (provided that, as to in-unit inspections, the notice period shall be consistent with the notice period Seller must give tenants under the Leases and under applicable state and local law) and shall occur at reasonable times agreed upon by Seller and Purchaser. With respect to any entry upon the Property, Seller shall be entitled to have a representative of Seller accompany Purchaser or the party entering the Property on behalf of Purchaser. Purchaser may not contact any tenants of the Property without first obtaining Seller’s prior written consent. Such physical inspection shall not unreasonably interfere with the use of the Property by Seller or its tenants nor shall Purchaser’s inspection damage the Property in any material respect. Such physical inspection shall not be destructive or invasive in any respect (unless Purchaser obtains Seller’s prior written consent), and in any event shall be conducted in accordance with standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to inspections or tests on the Property, Purchaser shall restore the Property to the condition it was in prior to any such inspections or tests. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith. Purchaser shall keep the Property free of any liens or encumbrances on account of Purchaser’s inspections and investigations.
(c)    Purchaser agrees that prior to entering the Property to conduct any inspection, Purchaser, its engineers, architects, employees, contractors, consultants, representatives and agents (collectively, the “Purchaser Parties”) shall obtain, maintain and deliver evidence satisfactory to Seller and its property manager thereof, at no cost or expense to Seller, (1) commercial general liability insurance from an insurer reasonably acceptable to Seller in the amount of $3,000,000.00 with combined single limit for personal injury or property damage per occurrence of at least $1,000,000, (2) commercial automobile insurance coverage in an amount of not less than $1,000,000.00 per occurrence which shall cover liability arising in connection with any automobile at the Property (including owned, hired and non-owned automobiles), and (3) workers’ compensation insurance as required by statute in the state where the Property is located and employer’s liability insurance in an amount of not less than $1,000,000.00 per accident, such policies to name Seller, its property manager, Mill Creek Residential Trust LLC (“Mill Creek”), CNL Growth Properties, Inc. (“CNL”) and any additional parties that Seller may designate as additional insured parties, which insurance shall provide coverage against any claim for bodily injury or property damage caused by Purchaser or its agents, representatives or consultants in connection

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with any such tests and investigations. Notwithstanding the foregoing, Jones & Carter, Inc., shall not be required to obtain or maintain insurance required by clauses (2) or (3) of this subsection (c). Such insurance coverage shall (i) be issued by an insurance company licensed to do business in the state where the Property is located having a rating of at least “A X” by A.M. Best Company, (ii) be primary and any insurance maintained by Seller shall be excess and noncontributory, (iii) include contractual liability coverage with respect to Purchaser’s indemnity obligations set forth in this Agreement (it being understood, however, that the availability of such insurance shall not serve to limit or define the scope of Purchaser’s indemnity obligations under this Agreement in any manner whatsoever), and (iv) not contain any exclusions for work performed at or on residential properties, or for “insured versus insured” claims as respects any potential claim by Seller against Purchaser. The insurance certificate required herein shall also provide that the coverage may not be cancelled, non-renewed or reduced without at least 30 days’ prior written notice to Seller.
(d)    PURCHASER AGREES TO INDEMNIFY AGAINST AND HOLD SELLER, MILL CREEK, CNL AND THEIR RESPECTIVE DIRECT AND INDIRECT AFFILIATES, SUBSIDIARIES, SHAREHOLDERS, MEMBERS, PARTNERS, MANAGERS, OWNERS, OFFICERS, AND DIRECTORS (“SELLER AFFILIATES”) AND THEIR AGENTS, REPRESENTATIVES, EMPLOYEES, SUCCESSORS AND ASSIGNS (COLLECTIVELY WITH THE SELLER AFFILIATES, THE “SELLER PARTIES”) HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, LIABILITIES, LIENS, ENCUMBRANCES, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) DAMAGES OR INJURIES (COLLECTIVELY, “LOSSES”) ARISING OUT OF OR RESULTING FROM: (1) THE INSPECTION OF THE PROPERTY BY PURCHASER OR PURCHASER PARTIES, INCLUDING, ALL COSTS OF ANY INSPECTION OR PHYSICAL TESTING OF THE PROPERTY, (2) ANY INJURIES TO PERSONS (INCLUDING DEATH) OR PROPERTY (REAL OR PERSONAL) ARISING OUT OF ANY INSPECTION OR PHYSICAL TESTING OF THE PROPERTY BY PURCHASER OR THE PURCHASER PARTIES, OR (3) ANY MECHANICS’, WORKERS’ OR OTHER LIENS ON THE PROPERTY, BY REASONS OF OR RELATING TO THE WORK OR ACTIVITIES CONDUCTED ON THE PROPERTY BY PURCHASER OR PURCHASER PARTIES EVEN IF SUCH LOSSES ARE A RESULT OF SELLER’S OR SELLER PARTIES’ OWN NEGLIGENCE; PROVIDED, HOWEVER, PURCHASER SHALL NOT BE OBLIGATED TO INDEMNIFY ANY PARTY UNDER THIS PARAGRAPH FOR LOSSES RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR THE OTHER SELLER PARTIES. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, THE OBLIGATION TO INDEMNIFY AND HOLD HARMLESS SELLER AND SELLER PARTIES SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.
3.2    Right of Termination. Seller agrees that if Purchaser determines (such determination to be made in Purchaser’s sole discretion) that the Property is not suitable for its purposes for any reason or no reason, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to 5:00 p.m. Central Time on the last day of the Inspection Period. If Purchaser gives such notice of termination during the Inspection Period, this Agreement shall terminate and, unless Purchaser terminates for a Refundable Termination Event (as defined below), the Refundable Portion of the Earnest Money shall be returned to Purchaser and the Non-Refundable

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Portion and Independent Consideration shall be remitted to Seller. If Purchaser gives notice of termination during the Inspection Period for a Refundable Termination Event, then this Agreement shall terminate and the entire Earnest Money, including the Non-Refundable Portion and the Refundable Portion (less the Independent Consideration) shall be returned to Purchaser. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have the right to terminate this Agreement under this Section 3.2 and (subject to automatic termination under Section 1.5 or any other express rights of termination on the part of Purchaser hereunder) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement. Time is of the essence with respect to the provisions of this Section 3.2.
As used herein, the term “Refundable Termination Event” means Purchaser’s election to terminate this Agreement under Section 3.2 for any of the following reasons: (i) Seller elects (or is deemed to have elected) not to cure any title or survey objections pursuant to Section 2.3(b) hereof, (ii) Purchaser determines, in its complete and sole discretion, that (A) the nature or condition of the Property has materially and adversely changed such that the Existing Survey is no longer accurate, complete or correct, or (B) the environmental condition of the Property has materially and adversely changed such that the Phase I Environmental Site Assessment Spring- Struebner Tract dated June 24, 2013, performed by MECX, LP and provided by Seller to Purchaser on or before the Effective Date, is no longer accurate, complete or correct. Purchaser and Seller further acknowledge and agree that the Earnest Money, including the Non-Refundable Portion and Refundable Portion, may be refunded to Purchaser pursuant to such other provisions specifically set forth herein, including, without limitation (1) Section 2.3(b) with respect to Seller’s failure to effect a cure of any title or survey matter prior to Closing, (2) Section 2.5 with respect to any new title or survey matter, (3) Section 4.8 with respect to failure of a condition to Closing, (4) Section 6.2 with respect to Seller default, and (5) Section 7.2 with respect to a Major Loss (as such term is defined below).
3.3    Termination of Contracts. On or before the expiration of the Inspection Period, Purchaser shall have the right to notify Seller in writing (a) if it would like Seller to terminate any of the Contracts at Closing, and (b) provided such Contracts may be terminated without penalty and without notice (any Contract that complies with both (a) and (b) of this Section 3.3, a “Terminable Contract”), Seller shall terminate such Terminable Contracts at Closing. If any Contracts that Purchaser would like Seller to terminate require that notice be provided to the vendor in order to terminate same, then Purchaser shall assume such Contract for such notice period from and after Closing.
ARTICLE IV
CLOSING
4.1    Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall occur no later than 1:00 p.m. Central Time on June 23, 2017 (the “Scheduled Closing Date”); provided, however, all documents and deliverables (other than the Purchase Price) shall be delivered to the Title Company no later than 5:00 p.m. Central Time on the day before the Scheduled Closing Date (the “Pre-Closing Date”). At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which

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obligations shall be concurrent conditions. The actual date upon which the Closing occurs shall be referred to herein as the “Closing Date.” TIME IS OF THE ESSENCE OF THIS SECTION 4.1.
4.2    Seller’s Deliverables at Closing. On or before the Pre-Closing Date, Seller shall deliver to Title Company (or the Property if noted otherwise) the following:
(a)    Deed. A duly executed special warranty deed in the form attached hereto as Exhibit A (the “Deed”), conveying the Land and Improvements to Purchaser, subject only to the Permitted Exceptions (but excluding the Permitted Exception listed in Section 2.4(c));
(b)    Bill of Sale. A duly executed bill of sale in the form attached hereto as Exhibit B (the “Bill of Sale”) conveying the Personal Property to Purchaser without warranty of any kind;
(c)    Assignment of Leases. An executed counterpart of an assignment and assumption of Seller’s interest, as lessor or owner, in the Leases and Security Deposits in the form attached hereto as Exhibit C (the “Assignment of Leases”), duly executed by Seller, conveying and assigning all of Seller’s right, title and interest, as lessor or owner, in the Leases and Security Deposits, to Purchaser;
(d)    Assignment of Contracts. An executed counterpart of an assignment and assumption of Seller’s interest in the Contracts, Licenses and Permits and Other Intangibles in the form attached hereto as Exhibit D (the “Assignment of Contracts”), duly executed by Seller, conveying and assigning all of Seller’s right, title, and interest, if any, in the Contracts, Licenses and Permits and Other Intangibles, to Purchaser;
(e)    Tenant Notice Letters. A notice in the form attached hereto as Exhibit E (the “Tenant Notice Letters”), with such Tenant Notice Letters to be prepared by Seller for each tenant of the Property;
(f)    Certificate as to Representations and Warranties. A certificate in the form attached hereto as Exhibit F, dated as of the Closing Date (or in blank with instructions to the Title Company to date as of the Closing Date) and executed on behalf of Seller by a duly authorized officer thereof, reaffirming that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein including without limitation any changes resulting from actions under Section 5.4 hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change;
(g)    Evidence of Authority. Such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;
(h)    FIRPTA Affidavit. A certificate in the form attached hereto as Exhibit G certifying that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

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(i)    Seller’s Closing Statement. A duly executed seller’s closing statement prepared by the Title Company that sets forth the prorations, Purchase Price and other amounts paid and disbursed in accordance with this Agreement;
(j)    Owner’s Affidavit. An Owner’s Affidavit in the form of Exhibit H, attached hereto (or otherwise in a form reasonably acceptable to Seller and Title Company);
(k)    Covenant Not to Sue. A covenant not to sue in the form of Exhibit K attached hereto;
(l)    Contracts and Other Intangible Personal Property. Originals, or copies should originals not be available, of all of the Leases, Contracts, Licenses and Permits, and Other Intangibles, if any, in the possession of Seller or Seller Parties, together with such leasing and property files and records that are material in connection with the continued operation, leasing and maintenance of the Property (which shall be delivered to the Property);
(m)    Possession. Possession and occupancy of the Property, subject to the Permitted Exceptions;
(n)    The Restrictive Covenant. A counterpart of the Restrictive Covenant; and
(o)    Additional Documents. Such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement.
4.3    Purchaser’s Deliverables at Closing. Except with respect to the Purchase Price as expressly set forth below, on or before the Pre-Closing Date, Purchaser shall deliver to Title Company the following:
(a)    Purchase Price. The full amount of the Purchase Price, less the Earnest Money, and subject to the prorations, credits and adjustments provided for herein, payment of which shall be made by wire transfer of immediately available funds to the account of the Title Company no later than 1:00 p.m. Central Time on the Closing Date;
(b)    Executed Counterparts. Purchaser’s executed counterparts to the instruments described in Sections 4.2(c), 4.2(d), 4.2(e) and 4.2(m) above;
(c)    Certificate as to Representations and Warranties. A certificate in the form attached hereto as Exhibit I, dated as of the Closing Date (or in blank with instructions to the Title Company to date as of the Closing Date) and executed on behalf of Purchaser by a duly authorized officer thereof, reaffirming that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date (with appropriate modifications of those representations and warranties made in Section 5.5 hereof to reflect any changes therein including as a result of an assignment of this Agreement as permitted by Section 11.7) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change;

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(d)    Purchaser’s Closing Statement. A duly executed purchaser’s closing statement prepared by the Title Company that sets forth the prorations, Purchase Price and other amounts paid and disbursed in accordance with this Agreement.
(e)    Evidence of Authority. Such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and
(f)    Additional Documents. Such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.
4.4    Credits and Prorations.
(a)    Title Company shall prepare the closing statements of the prorations and adjustments required by this Agreement and submit it to Seller and Purchaser, as applicable, at least 2 Business Days prior to the Closing Date. The following shall be apportioned with respect to the Property as of 12:01 a.m. Central Time on the day of Closing, such that, except as otherwise expressly provided to the contrary in this Agreement, Seller shall have the benefit of income and the burden of expenses for the day preceding the Closing Date and the Purchaser shall have the benefit of income and the burden of expenses for the Closing Date and thereafter:
(i)    rents, as and when actually collected (the term “rents” as used in this Agreement includes all payments by tenants under the Leases);
(ii)    taxes and assessments levied against the Property;
(iii)    payments under the Contracts assumed by Purchaser;
(iv)    water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax) for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing, together with all utility and other reimbursements; and
(v)    any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.
(b)    Notwithstanding anything contained in the foregoing provisions:
(i)    At Closing, Seller shall, at Seller’s option, either deliver to Purchaser any Security Deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such Security Deposits (to the extent such Security Deposits are not applied against delinquent rents in the ordinary course of business and consistent with Seller’s historical practices or otherwise as provided in the Leases). Seller shall be entitled to receive and retain all cash and deposits posted with any utility companies serving the Property. Accordingly, Purchaser acknowledges that it will be required to post a new deposit with any utility companies serving the Property.

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(ii)    Any taxes and assessments paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes and assessments shall be upon the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation. When the actual assessment and valuation of the Property is fixed, the parties shall true-up the amounts apportioned at Closing. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves promptly following Closing. Purchaser and Seller agree to discuss the feasibility of filing an appeal to the assessed valuation of the Property prior to the applicable deadline.
(iii)    As to charges referred to in Section 4.4(a)(iv) above, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item with respect to the period prior to the Closing directly in such case shall survive the Closing.
(iv)    The Personal Property is included in this sale, without further charge.
(v)    Purchaser shall be responsible for the payment of all leasing commissions, referral fees and locator fees attributable to Leases under which occupancy commences on or after the Closing Date. If, as of the Closing Date, Seller shall have paid any leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller at Closing. Seller shall be responsible for the payment of all leasing commissions, referral fees and locator fees attributable to Leases under which occupancy commenced prior to the Closing Date. If, as of the Closing Date, Seller has not paid any leasing commissions for which Seller is responsible pursuant to the foregoing provisions, Seller shall give Purchaser a credit at Closing and Purchaser shall assume the obligations to pay same.
(vi)    All collected rent and other collected income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated. Seller shall be charged with any rent and other income collected by Seller before Closing but applicable to any period of time from and after the Closing Date, and Purchaser shall be entitled to a credit against the Purchase Price for such amount. Uncollected rent and other income shall not be prorated. If such uncollected rent and other income due for the month of Closing is collected following the Closing in the month during which the Closing occurs, Purchaser and Seller shall pro rate such collected rent and other income and Purchaser shall promptly remit to Seller its portion of any such rent if collected by Purchaser, and Seller shall promptly remit to Purchaser its portion of any such rent if collected by Seller. For all

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rent and other income collected after the month in which the Closing occurs, Purchaser shall apply all collected rent and other income to the obligations then owing to Purchaser for its period of ownership and to costs of collection, remitting the balance, if any, to Seller, for any rent delinquent prior to Closing. Any prepaid rents for the period from and after the Closing Date shall either be paid over by Seller to Purchaser or Purchaser shall be entitled to a credit against the Purchase Price for such amount. Purchaser will make reasonable efforts consistent with its normal collection practices and procedures, but without any obligation to file a lawsuit, to collect any rents applicable to the period before Closing for residents to the extent such residents continue to occupy the Property.
(c)    Seller shall be entitled to any refunds for the tax years prior to the year in which the Closing occurs.
(d)    It is understood that Seller may have received certain front-end concessions and benefits in the form of cash payments or construction contributions or allowances from the persons to whom cable television, internet system, security system and/or telephone system concessions have been granted with respect to the Property. Such concessions and benefits shall belong solely to Seller and shall not be the subject of any prorations or other adjustments between Seller and Purchaser notwithstanding anything to the contrary herein.
(e)    The provisions of this Section 4.4 shall survive Closing; provided that, notwithstanding anything to the contrary in the foregoing except for Section 4.4(b)(ii) and Section 4.4(c) which shall survive without limitation, all adjustments and prorations shall be reprorated as soon as practicable after the Closing Date and shall be deemed final upon the expiration of 120 days after the Closing Date. Any party hereto owing money with regard to a reproration shall make payment therefor within 30 days following agreement by the parties with respect thereto.
4.5    Closing Costs.
(a)    Seller shall pay (i) the fees of any counsel representing it in connection with this transaction; (ii) one-half of any escrow fee which may be charged by the Title Company; (iii) the base premium for the Owner’s Policy; and (iv) the cost of any title curative instruments or any other title curative work agreed to in writing by Seller.
(b)    Purchaser shall pay (i) the fees of any counsel representing Purchaser in connection with this transaction; (ii) all costs relating to any endorsements, extended coverage or other modifications or deletions to the Owner’s Policy and any base premiums and endorsements for any lender’s policy of title insurance; (iii) the cost of the Updated Survey; (iv) the fees for recording the Deed; and (v) one-half of any escrow fees charged by the Title Company.
(c)    All other costs and expenses incident to this transaction and the closing thereof shall be paid pursuant to local custom.
4.6    Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing

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Date of all of the following conditions, any or all of which may be waived in writing by Purchaser in its sole discretion:
(a)    Title Company shall be prepared to deliver to Purchaser all of the items required to be delivered to Purchaser by Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.
(b)    All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with appropriate modifications to the extent permitted under the Agreement, and there shall not be any material modifications or exceptions on the Certificate as to the Representations and Warranties delivered by Seller pursuant to Section 4.2(f).
(c)    Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.
(d)    The Title Company shall be unconditionally committed (subject only to those title requirements that can only be satisfied by Purchaser) to issue the Owner’s Policy to Purchaser in the amount of the Purchase Price subject only to Permitted Exceptions.
(e)    On the Closing Date, there shall exist no pending action, suit or proceeding with respect to Seller, before any court or administrative agency, which shall seek to restrain or prohibit, in whole or in part, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby.
4.7    Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived in writing by Seller in its sole discretion:
(a)    Title Company shall be prepared to wire the Purchase Price to Seller as adjusted pursuant to and payable in the manner provided for in this Agreement.
(b)    Title Company shall be prepared to deliver to Seller all of the items required to be delivered to Seller by Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.
(c)    All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with appropriate modifications permitted under this Agreement).
(d)    Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.
(e)    On the Closing Date, there shall exist no pending action, suit or proceeding with respect to Seller, before any court or administrative agency, which shall seek to restrain or

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prohibit, in whole or in part, or to obtain damages or a discovery order with respect to, this Agreement or the consummation of the transactions contemplated hereby.
4.8    Failure of Condition. If any condition set forth in Section 4.6 or Section 4.7 is not satisfied or waived in writing on or before the Closing, then the party to this Agreement whose obligations are conditioned upon the satisfaction of such condition may (a) if such failure of condition constitutes a default under this Agreement, pursue its remedies under Article VI, or (b) if such failure of condition does not constitute a default under this Agreement, terminate this Agreement by written notice delivered to the other party at or prior to the Scheduled Closing Date, at which time the Earnest Money, including the Non-Refundable Portion and the Refundable Portion, shall be promptly returned to Purchaser. Upon termination of this Agreement pursuant to this Section 4.8, except with respect to the obligations that survive termination of this Agreement, this Agreement shall be null and void and the parties shall have no further obligation to each other.
ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1    Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:
(a)     Organization and Authority. Seller is a limited liability company, duly organized and validly existing under the laws of the State of Delaware and is in good standing in the jurisdiction of its formation and in the state in which the Property is located.

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(b)     Power and Authority. Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and all requisite action necessary to authorize Seller to enter into this Agreement and to carry out Seller’s obligations hereunder has been taken. Seller is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.
(c)     Condemnation Proceedings. Seller has not received any written notice of any pending or threatened condemnation or similar proceeding affecting any part of the Property.
(d)    Leases. The attached Lease Schedule was prepared based upon information provided by Seller’s property manager and is the rent roll used and relied upon by Seller in its operation of the Property, with such information effective as of the date set forth thereon. Other than the Leases and this Agreement, there are no agreements, requirements or other restrictions in place that would limit or otherwise govern tenants’ rental amounts or the terms of tenant leases, including, without limitation rent control agreements or subsidized housing agreements.
(e)    Violation of Laws. To Seller’s Knowledge, except as disclosed in Schedule 5.1(e), Seller has not received any notice in writing from any applicable governmental authority of any violation of any building, fire or health code or any other similar statute applicable to the Property, which has not been cured.
(f)    Litigation. Except as set forth on Schedule 5.1(f) and normal collection actions, Seller has not received written notice of any litigation, action, suit, or arbitration pending against Seller, the Property or the transaction contemplated by this Agreement.
(g)    Personal Property. As of the Closing, Purchaser shall be the owner of the Personal Property free and clear of liens, charges, claims, security interests, pledges, restrictions and other encumbrances.
(h)    Environmental Reports. Seller has delivered to Purchaser true, accurate and complete copies of the most recent environmental site assessment, which environmental site assessment is listed in Schedule 5.1(h).
(i)    Contracts. All of the Material Contracts that will be binding on Purchaser following the Closing are listed on Schedule 1.1(e). A “Material Contract” means all Contracts which either (i) require payments by Seller that individually or collectively equal or exceed $10,000 per year or (ii) derive income for the Property (other than Leases).
(j)    PATRIOT Act.
(i)    Seller is in compliance with the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

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(ii)    Neither Seller nor any beneficial owner of Seller:
(A)    is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”);
(B)    is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or
(C)    is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
Notwithstanding anything contained herein to the contrary, for the purposes of this provision, the phrase “any beneficial owner of Seller” shall not include (A) any holder of a direct or indirect interest in a publicly traded company whose shares are listed and traded on a United States national stock exchange, or (B) any limited partner, unit holder or shareholder owning an interest of five percent (5%) or less in Seller or in the holder of any direct or indirect interest in Seller.
5.2    Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of Jeb Cox (the “Seller Knowledge Party”), and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, Seller Parties, the property manager or any affiliate of any of them, or to any of their officers, agents, managers, representatives or employees or to impose upon such person any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Notwithstanding anything to the contrary set forth in this Agreement, no Seller Knowledge Party shall have any personal liability or liability whatsoever with respect to any matters set forth in this Agreement or any of Seller’s representations and/or warranties herein being or becoming untrue, inaccurate or incomplete. References to the “knowledge” of Purchaser shall refer only to the actual knowledge of Declan McMullen and Debbie Garner (the “Purchaser Knowledge Parties”), and shall not be construed, by imputation or otherwise, to refer to the knowledge of Purchaser or any affiliate of any of Purchaser, or to any of its officers, agents, managers, representatives or employees or to impose upon such person any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.
5.3    Survival of, and Liability with Respect to, Seller’s Representations and Warranties.
(a)    The representations and warranties of Seller set forth in Section 5.1, as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(f) hereof, shall survive Closing for a period of six (6) months (the “Survival Period”). Notice of any claim as to a breach of any representation or warranty must be made to Seller prior to the expiration of the Survival Period or it shall be deemed a waiver of Purchaser’s right to assert such claim.

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(b)    No claim for a breach of any representation or warranty of Seller shall be actionable or payable (i) if the breach in question results from or is based on a condition, state of facts or other matter which Seller specifically notified Purchaser of in writing with a reference to the specific Section of this Agreement that has changed and Purchaser nevertheless consummates the transaction contemplated by this Agreement, (ii) unless the valid claims for all such breaches collectively aggregate more than $25,000 and then only to the extent of such excess, and (iii) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of the Survival Period and an action shall have been commenced by Purchaser against Seller within 30 days after the termination of the Survival Period. Seller shall have no liability with respect to a breach of any representation, warranty or certification, if, prior to the Closing, Purchaser has knowledge of the breach of such representation, warranty or certification, and Purchaser nevertheless consummates the transaction contemplated by this Agreement. Following the Survival Period, the maximum amount that Purchaser shall be able to recover on account of a breach of a representation and warranty under this Agreement shall be limited to $100.
(c)    Seller’s aggregate liability to Purchaser with respect to any breach of any representation or warranty of Seller in this Agreement (as modified by the certificate to be delivered by Seller at Closing pursuant to Section 4.2(f) hereof) shall not exceed the amount of the Cap, and Seller shall not be liable for consequential, speculative or punitive damages. As used herein, the term “Cap” shall mean the total aggregate amount of $498,120.00.
(d)    Seller shall not be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the Closing Date and (ii) is expressly permitted under this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted under this Agreement or is beyond the reasonable control of Seller to prevent shall constitute the non-fulfillment of the condition set forth in Section 4.6(b). If, despite changes or other matters described in the certificate delivered pursuant to Section 4.2(f), the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate.
(e)    Seller agrees that it will retain an amount in its bank account from the proceeds of the sale equal to the Cap for the longer of (i) the Survival Period and (ii) the resolution of any claim properly brought under this Section 5.3.
5.4    Covenants of Seller. Seller hereby covenants with Purchaser as follows:
(a)    Operation of Property; Leasing. From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use commercially reasonable efforts to operate and maintain the Property in the ordinary course of business substantially in accordance with Seller’s practices prior to the Effective Date, normal wear and tear and casualty damage excepted. From the date hereof through Closing, Seller shall conduct its leasing and other activities in the normal course of business. Seller shall execute no new tenant leases other than residential apartment leases on the form of lease currently used by Seller or such other form as may be approved by Purchaser. After the expiration of the Inspection Period (if Purchaser does not elect to terminate

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this Agreement), new tenant leases shall be for a term (including renewals) of no shorter than six (6) months and no longer than twelve (12) months past the Closing unless approved in writing by Purchaser.
(b)    Management Agreements; Other Agreements. Seller shall terminate all management agreements pertaining to the Property, effective as of the completion of the Closing. Seller agrees not to enter into any written or oral service contract or other agreement with respect to the Property that will not be fully performed by Seller on or before the Closing Date, or that will not be cancelable on 30 days or less notice by Purchaser on or after the Closing Date, without the prior written consent of Purchaser.
(c)    Insurance. Seller shall maintain all insurance policies with respect to the Property in effect as of the Effective Date until August 1, 2017; and, thereafter, Seller shall maintain comparable policies that are commercially available and reasonable for a prudent property owner at the time of such replacement.
(d)    Rent-Ready Units. Seller shall, at its sole cost and expense, use commercially reasonable efforts to cause all units at the Property that have been vacated prior to the date which is five (5) Business Days prior to the Closing to be in rent ready condition at the Closing in a manner generally consistent with the manner in which Seller prepares vacated apartments for rent ready condition prior to the date hereof, and, with respect to any such unit that is not rent ready on the date that is one (1) Business Day prior to the Pre-Closing Date, Purchaser shall be entitled to receive a credit against the Purchase Price in the amount of $750.00 per such vacant unit that is not in rent-ready condition.
(e)    Covenants regarding Representations and Warranties. Seller agrees to promptly notify Purchaser of any fact of which the Seller Knowledge Party becomes aware which would cause the representations set forth in this Agreement to become false.
(f)    Personal Property. Seller shall neither transfer nor remove any personal property or fixtures from the Property subsequent to the date hereof, except for purposes of replacement thereof, in which case such replacements shall be promptly installed prior to Closing and shall be comparable in quantity, utility, and quality to the item(s) being replaced.
(g)    Notice of Violations, Litigation. Seller shall provide to Purchaser copies of any notices of code or other legal violations it receives following the date hereof. Seller agrees to advise Purchaser promptly of any litigation, arbitration, or administrative hearing before any governmental body or agency of which Seller is notified concerning or affecting the Property which are instituted or threatened after the date hereof.
5.5    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:
(a)    Organization and Authority. Purchaser is an Alabama limited liability company, duly organized and validly existing.

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(b)    Power and Authority. Purchaser has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Purchaser is not prohibited from consummating the transactions contemplated by this Agreement by any law, regulation, agreement, instrument, restriction, order or judgment.
(c)    ERISA. Purchaser represents, warrants and covenants that it is not using the assets of any (i) ”employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) “plan” (within the meaning of Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”)) or (iii) entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity, to fund its purchase of the Property under this Agreement.
(d)    PATRIOT Act.
(i)    Purchaser is in compliance with the requirements of the Orders.
(ii)    Neither Purchaser nor any beneficial owner of Purchaser:
(A)    is listed on the Lists;
(B)    is a person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or
(C)    is owned or controlled by, or acts for or on behalf of, any person or entity on the Lists or any other person or entity who has been determined by competent authority to be subject to the prohibitions contained in the Orders.
5.6    Survival of, and Liability with Respect to, Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 5.5 as updated by the certificate of Purchaser to be delivered by Purchaser at Closing in accordance with Section 4.3(c) hereof, shall survive Closing for the Survival Period.

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5.7    Covenants of Purchaser. Purchaser hereby covenants with Seller that Purchaser shall, in connection with its investigation of the Property during the Inspection Period, inspect the Property for the presence of Hazardous Substances, and, if requested by Seller, shall furnish to Seller copies of any Phase I Environmental Site Assessment received by Purchaser in connection with any such inspection. Except as set forth in Section 5.1(h) above, Purchaser irrevocably waives any claim against Seller arising from the presence of Hazardous Substances on the Property. If requested by Seller, Purchaser shall also furnish to Seller copies of any zoning report, property condition report, or report analyzing compliance of the Property with the provisions of the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., if applicable, to the extent such reports are prepared by a third-party. Purchaser shall not be required to provide any marketing or economic feasibility studies or any information covered by the attorney-client work privilege or which constitutes attorney work product. Any such reports furnished to Seller shall be furnished at Seller’s risk and without representation or warranty, express or implied, of any kind whatsoever.
ARTICLE VI
DEFAULT
6.1    Default by Purchaser. If the Closing does not occur by reason of any default of Purchaser (other than a default by Purchaser caused by Seller’s default), Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof. In such event, this Agreement will terminate, and Purchaser will have no further rights or obligations hereunder, except with respect to obligations that expressly survive termination. Notwithstanding the foregoing, nothing contained herein will limit Seller’s remedies at law, in equity or as herein provided in the event of a breach by Purchaser of any obligation that expressly survives termination hereunder. Seller’s remedy under this Section 6.1 shall not be in derogation of, nor in any manner limit, Purchaser’s indemnification obligations set forth in this Agreement.
6.2    Default by Seller. If the Closing does not occur by reason of any default of Seller (other than a default by Seller caused by Purchaser’s default), Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, including the Non-Refundable Portion and the Refundable Portion, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to execute the documents required to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Notwithstanding the foregoing to the contrary, in the event specific performance is not available to Purchaser because Seller has conveyed the Property to a third party, then, in addition to Purchaser’s remedy set forth in Section 6.2(a) above, Purchaser shall be entitled to receive and Seller shall be obligated to pay damages in the amount of $500,000.00. Purchaser expressly waives its rights to seek other damages in the event of Seller’s default hereunder. Purchaser shall be deemed to have elected the remedy set forth in 6.2(a) above if Purchaser fails to file suit for specific performance against Seller on or before 90 days following the date upon which Closing was to have occurred (provided Purchaser shall have no obligation to file suit if the Property

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has been conveyed to a third party). Notwithstanding the foregoing, nothing contained herein will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any obligation that expressly survives termination hereunder.
6.3    Notice and Opportunity to Cure. Seller and Purchaser each agree to provide the other party with written notice of any default by the other party under this Agreement, and a period of five Business Days following the other party’s receipt of such notice within which to cure such default; provided, however, that no such notice and opportunity to cure shall be applicable with respect to a party’s failure to timely close, nor shall any such notice and cure period extend beyond the Closing Date.
ARTICLE VII
RISK OF LOSS
7.1    Minor Damage. If there is any condemnation, loss or damage to the Property or any portion thereof which is not a Major Loss, this Agreement shall remain in full force and effect and Seller shall perform any necessary repairs or, at Seller’s option, assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds (including claims and proceeds for restoration) Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs to at least the same quality and condition prior to such condemnation, loss or damage promptly and the Closing Date shall be extended a reasonable time, but in no event more than thirty (30) days after the Scheduled Closing Date, in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim and proceeds to Purchaser, Purchaser shall receive a credit equal to the lesser of the cost to repair such casualty or the deductible under the insurance policy with respect to the casualty, if any, less any amounts previously spent by Seller in connection with the collection of insurance proceeds and the repair or restoration of the Property on account of the casualty. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
7.2    Major Damage. If there is any condemnation, loss or damage to the Property or any portion thereof which is a Major Loss, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money, including the Non-Refundable Portion and the Refundable Portion, shall be returned to Purchaser and neither party shall have any further obligation hereunder other than with respect to those obligations that expressly survive termination of this Agreement. If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of a Major Loss, then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds (including claims and proceeds for restoration) Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs to at least the same quality and condition prior to such condemnation, loss or damage promptly and the Closing Date shall be extended a reasonable time, but in no event more than thirty (30) days after the Scheduled Closing Date, in order to allow for the completion of such

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repairs. If Seller elects to assign a casualty claim and proceeds to Purchaser, Purchaser shall receive a credit equal to the deductible under the insurance policy with respect to the casualty, if any, less any amounts previously spent by Seller in connection with the collection of insurance proceeds and the repair or restoration of the Property on account of the casualty. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
7.3    Definition of Major Loss. For purposes of Sections 7.1 and 7.2, a “Major Loss” refers to the following: (a) with respect to one or more casualties, damage by fire or other casualty to the Property or any portion thereof, the cost of which to repair or restore to a condition substantially identical to the condition existing before such casualty would exceed $250,000 in the aggregate as determined by adjusters mutually agreed upon by Seller and Purchaser, and (b) with respect to condemnation or sale in lieu of condemnation, any condemnation or sale in lieu of condemnation of any portion of the Property (i) that causes a reduction in the number of units on the Land, (ii) that materially interferes with the present use and operation of any of the buildings on the Land or (iii) that results in the elimination of any means of legal ingress and/or egress from the Property.
ARTICLE VIII
COMMISSIONS
8.1    Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to Berkadia Real Estate Advisors LLC (the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Said commission shall in no event be earned, due or payable unless and until the transaction contemplated hereby is closed and fully consummated strictly in accordance with the terms of this Agreement. If such transaction is not closed and fully consummated for any reason, including, without limitation, failure of title or default by Seller or Purchaser or termination of this Agreement pursuant to the terms hereof, then such commission will be deemed not to have been earned and shall not be due or payable. Except as set forth above with respect to Broker, neither Seller nor Purchaser has authorized any broker or finder to act on any party’s behalf in connection with the sale and purchase hereunder and neither Seller nor Purchaser has dealt with any broker or finder purporting to act on behalf of any other party. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. Notwithstanding anything to the contrary contained herein, this Section 8.1 shall survive the Closing or any earlier termination of this Agreement.
ARTICLE IX
DISCLAIMERS AND WAIVERS
9.1    No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a

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convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein or in the Closing documents. Without limiting the generality of the foregoing provisions, except to the extent otherwise expressly stated herein or in the Closing documents, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller, any Seller Parties nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.
9.2    DISCLAIMERS.
(a)    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, IT IS UNDERSTOOD AND AGREED THAT NEITHER SELLER NOR THE SELLER PARTIES HAVE AT ANY TIME MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO (I) HABITABILITY, (II) MERCHANTABILITY, (III) FITNESS FOR A PARTICULAR PURPOSE, (IV) TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED AND AS OTHERWISE SET FORTH HEREIN), (V) ZONING, (VI) TAX CONSEQUENCES, (VII) LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, (VIII) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND GEOLOGIC FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE FAULTING, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE LAND OR IMPROVEMENTS OR ANY PORTION THEREOF, (XI) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, SURFACE IMPOUNDMENTS, OR LANDFILLS (EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT), (XII) ANY OTHER MATTER AFFECTING THE STABILITY AND INTEGRITY OF THE LAND OR IMPROVEMENTS, (XIII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE LAND OR IMPROVEMENTS, (XIV) UTILITIES, (XV) OPERATING HISTORY OR PROJECTIONS, (XVI) VALUATION, (XVII) GOVERNMENTAL APPROVALS, (XVIII) THE COMPLIANCE OF THE PROPERTY WITH LAWS, (XIX) THE TRUTH, ACCURACY OR COMPLETENESS OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, (XX) THE MAINTENANCE, REPAIR, CONDITION OR DESIGN OF THE PROPERTY, (XXI) ANY MATTER REGARDING TERMITES, OR (XXII) ANY OTHER MATTER OR THING REGARDING THE PROPERTY.
(b)    EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, PURCHASER ACKNOWLEDGES AND AGREES THAT

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UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY AND RESPONSIBILITY AND LIABILITY FOR THE PROPERTY IN ITS “AS IS,” “WHERE IS” CONDITION “WITH ALL DEFECTS” AND “WITH ALL FAULTS,” WHETHER ANY CONDITION OR FAULT EXISTED PRIOR TO THE CLOSING. PURCHASER ACKNOWLEDGES THAT IT WILL BE ACQUIRING THE PROPERTY ON THE BASIS OF ITS OWN INVESTIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER, AGENT OR THIRD PARTY REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.
(c)    PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER’S CONSULTANTS AND PURCHASER PARTIES IN PURCHASING THE PROPERTY AND SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF ANY DOCUMENTS AND INFORMATION PROVIDED BY SELLER. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR SELLER PARTIES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS; AND, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS, PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER, SELLER PARTIES, SELLER’S AFFILIATED ENTITIES (INCLUDING WITHOUT LIMITATION THE PROPERTY MANAGER AND GENERAL CONTRACTOR) AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS,

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EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND EXPENSES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST ANY SELLER PARTY OR PARTIES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.
(d)    PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT: (I) PURCHASER IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT; AND (II) PURCHASER IS PURCHASING THE PROPERTY FOR BUSINESS, COMMERCIAL, INVESTMENT OR OTHER SIMILAR PURPOSE AND NOT FOR USE AS PURCHASER’S RESIDENCE. EACH OF SELLER AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS OR REMEDIES IT MAY HAVE OR BE ENTITLED TO, DERIVING FROM DISPARITY IN SIZE OR FROM ANY SIGNIFICANT DISPARATE BARGAINING POSITION IN RELATION TO THE OTHER.
9.3    Environmental Release.
(a)    PURCHASER AND PURCHASER PARTIES ACKNOWLEDGE THAT THEY WILL HAVE THE OPPORTUNITY TO INSPECT THE PROPERTY, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND TO CONDUCT SUCH INVESTIGATION AND STUDY ON AND OF THE PROPERTY, THE LAND AND THE IMPROVEMENTS AND ADJACENT AREAS AS PURCHASER DEEMS NECESSARY, AND SUBJECT TO THE TERMS OF THIS AGREEMENT AND EXCEPT AS SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS, FURTHER COVENANT AND AGREE NOT TO SUE SELLER AND THE SELLER PARTIES AND FOREVER RELEASE AND DISCHARGE SELLER AND THE SELLER PARTIES OF AND FROM AND WAIVE ANY CLAIM OR CAUSE OF ACTION, INCLUDING ANY STRICT LIABILITY CLAIM OR CAUSE OF ACTION, THAT PURCHASER OR PURCHASER PARTIES MAY HAVE AGAINST SELLER OR THE SELLER PARTIES UNDER ANY HAZARDOUS SUBSTANCES LAWS, NOW EXISTING OR HEREAFTER ENACTED OR PROMULGATED, RELATING TO ENVIRONMENTAL MATTERS OR ENVIRONMENTAL CONDITIONS IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE PROPERTY, INCLUDING CERCLA AND RCRA, OR BY VIRTUE OF ANY COMMON LAW RIGHT, NOW EXISTING OR HEREAFTER CREATED, RELATED TO ENVIRONMENTAL CONDITIONS OR HAZARDOUS SUBSTANCES IN, ON, UNDER, ABOUT OR MIGRATING FROM OR ONTO THE PROPERTY. PURCHASER FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE LAND OR THE IMPROVEMENTS AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS SUBSTANCES OR OTHER CONTAMINANTS, MAY NOT

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HAVE BEEN REVEALED BY ITS INVESTIGATION. THE TERMS AND CONDITIONS OF THIS SECTION WILL EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING, AS THE CASE MAY BE, AND WILL NOT MERGE WITH THE DEED.
(b)    As used in this Agreement, “Hazardous Substances” shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated by any environmental laws, regulations and ordinances, whether federal, state or local and whether now existing or hereafter enacted or promulgated, as such laws may be amended from time to time, including, without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), the Toxic Substance Control Act, the Hazardous Substances Transportation Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, or any other federal, state or local legislation or ordinances applicable to the Property (collectively, “Hazardous Substances Laws”).
9.4    No Financial Representation. Seller will cooperate with Purchaser in providing such financial information and income and expense data relating to the Property described in Schedule 3.1 in connection with Purchaser’s due diligence review, both during and after the Inspection Period. Seller has provided to Purchaser certain unaudited historical financial information regarding the Seller and the Property relating to certain periods of time in which Seller owned the Property. Except as specifically otherwise provided herein or in the documents delivered at Closing, Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser’s request solely as illustrative material, and Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller’s operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain.
9.5    Effect and Survival of Disclaimers. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Seller and Purchaser acknowledge that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this Article IX. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing or any termination of this Agreement.
ARTICLE X
TITLE COMPANY
10.1    Payment of Purchase Price. The Title Company, following authorization and instruction by the parties at Closing, shall (a) pay to Seller by federal wire transfer of immediately

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available funds to an account designated by Seller, the Purchase Price less any credits, prorations, adjustments, costs or other amounts to be paid by Seller at Closing pursuant to this Agreement, (b) pay to the appropriate payees out of the proceeds of Closing payable to Seller all costs and amounts to be paid by Seller at Closing pursuant to this Agreement and (c) pay all costs and amounts to be paid by Purchaser to the appropriate payees at Closing as shown on the purchaser’s settlement statement pursuant to this Agreement.
10.2    Earnest Money. The Title Company will hold the Earnest Money in escrow in an interest-bearing account of the type generally used by the Title Company for the holding of escrow funds until the earlier of the (a) Closing or (b) termination of this Agreement in accordance with any right hereunder. If Purchaser has not terminated this Agreement by the end of the Inspection Period, the Earnest Money shall be non-refundable to Purchaser except as otherwise set forth herein, but shall be credited against the Purchase Price at the Closing. If this Agreement is terminated prior to the expiration of the Inspection Period, the Earnest Money will be returned by the Title Company to Purchaser. If the Closing occurs, the Earnest Money will be released to Seller, and Purchaser shall receive a credit against the Purchase Price in the amount of the Earnest Money. If the Closing does not occur by the Scheduled Closing Date, as it may be extended in accordance with the terms of this Agreement, and Purchaser has not terminated this Agreement pursuant to an express right of termination established herein or otherwise provided written notice to the Title Company that the disposition of the Earnest Money is in dispute, the Earnest Money shall be released to Seller. In all other instances, the Title Company shall not release the Earnest Money to either party until the Title Company has been requested by Seller or Purchaser to release the Earnest Money and has given the other party three Business Days to dispute, or consent to, the release of the Earnest Money. Purchaser represents that its tax identification number, for purposes of reporting the interest earnings, is 63-0884457. Seller represents that its tax identification number, for purposes of reporting the interest earnings, is 46-3985545.
10.3    Liability.
(a)    THE TITLE COMPANY SHALL NOT BE LIABLE TO ANY PARTY FOR ANY ACT OR OMISSION, EXCEPT FOR BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AND THE PARTIES AGREE TO INDEMNIFY THE TITLE COMPANY AND HOLD THE TITLE COMPANY HARMLESS FROM ANY AND ALL CLAIMS, DAMAGES, LOSSES OR EXPENSES ARISING IN CONNECTION HEREWITH. THE PARTIES ACKNOWLEDGE THAT THE TITLE COMPANY IS ACTING SOLELY AS STAKEHOLDER FOR THEIR MUTUAL CONVENIENCE. IF THE TITLE COMPANY RECEIVES WRITTEN NOTICE OF A DISPUTE BETWEEN THE PARTIES WITH RESPECT TO THE EARNEST MONEY, THE TITLE COMPANY SHALL NOT BE BOUND TO RELEASE AND DELIVER THE EARNEST MONEY TO EITHER PARTY BUT MAY EITHER (I) CONTINUE TO HOLD THE EARNEST MONEY UNTIL OTHERWISE DIRECTED IN A WRITING SIGNED BY ALL PARTIES HERETO OR (II) DEPOSIT THE EARNEST MONEY WITH THE CLERK OF ANY COURT OF COMPETENT JURISDICTION. UPON SUCH DEPOSIT, THE TITLE COMPANY WILL BE RELEASED FROM ALL DUTIES AND RESPONSIBILITIES HEREUNDER. THE TITLE COMPANY SHALL HAVE THE RIGHT TO CONSULT WITH SEPARATE COUNSEL OF ITS OWN CHOOSING (IF IT DEEMS SUCH CONSULTATION ADVISABLE) AND SHALL

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NOT BE LIABLE FOR ANY ACTION TAKEN, SUFFERED OR OMITTED BY IT IN ACCORDANCE WITH THE ADVICE OF SUCH COUNSEL.
(b)    The Title Company shall not be required to defend any legal proceeding which may be instituted against it with respect to the Earnest Money, the Property or the subject matter of this Agreement unless the Title Company is requested to do so by Purchaser or Seller and is indemnified to its satisfaction against the cost and expense of such defense. The Title Company shall not be required to institute legal proceedings of any kind and shall have no responsibility for the genuineness or validity of any document or other item deposited with it or the collectability of any check delivered in connection with this Agreement. The Title Company shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been signed by the proper parties.
10.4    Designation of Certifying Person. In order to assure compliance with the requirements of Section 6045 of the Code, and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)    The Title Company agrees to assume all responsibilities for information reporting required under Section 6045(e) of the Code, and Seller and Purchaser hereby designate the Title Company as the person to be responsible for all information reporting under Section 6045(e) of the Code.
(b)    Seller and Purchaser each hereby agree:
(i)    to provide to the Title Company all information and certifications regarding such party as reasonably requested by the Title Company or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Title Company such party’s taxpayer identification number and a statement in such form as may be requested by the Title Company, signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Title Company is correct.
10.5    Survival. The provisions of this Article X shall survive Closing or any termination of this Agreement.
ARTICLE XI
MISCELLANEOUS
11.1    Confidentiality. Until consummation of the transaction contemplated in this Agreement, Purchaser and its representatives, including without limitation any broker engaged by Purchaser, shall maintain the confidentiality of this sale and purchase, shall not disclose the terms of this Agreement (including without limitation the Purchase Price) or of such sale and purchase to any third parties and shall hold in strictest confidence all data and information obtained with respect to Seller, its business or with respect to the Property and the results of all tests, studies, reports and

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evaluations of the Property, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to third parties; provided, however, that it is understood and agreed that Purchaser may disclose such data and information (i) to the Purchaser, Parties and Purchaser’s accountants, investors, lenders and potential lenders, and attorneys, provided that such persons shall treat such data and information confidentially and in all events the Purchaser shall be responsible for such parties’ obligation to maintain confidentiality pursuant to this Agreement, (ii) to any applicable governmental or quasi-governmental authority as may be required by applicable law, or (iii) in connection with any legal proceedings where such data and information is required to be disclosed, but only to the extent required, by court order, or pursuant to applicable law, regulation or self-regulatory organization rules, provided that in the case of (i) or (iii), Purchaser gives Seller prior written notice so that Seller may have a reasonable opportunity to obtain a protective order or other form of protection against disclosure. If this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller or destroy any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or Purchaser Parties or representatives of this Section 11.1, Seller shall be entitled to an injunction restraining Purchaser or Purchaser Parties from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 11.1 shall survive Closing.
11.2    Public Disclosure. Any release to the public by either party of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved by the other party and no release shall be made prior to the Closing other than any required securities filings that any direct or indirect member, partner or shareholder of Seller may be, from time to time, required to make under applicable law.
11.3    Assignment of Interest in Reports and Studies. If for any reason Purchaser does not consummate the Closing, then Purchaser shall, upon Seller’s request and full reimbursement for the cost thereof from Seller to Purchaser, and to the extent assignable, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the Property or any part thereof prepared by or at the request of Purchaser or Purchaser Parties, and shall deliver to Seller copies of all of the foregoing.
11.4    Former Tenant Lease Files. In addition, all files at the Property that relate to tenants who have vacated their units at the Property (the “Former Tenant Lease Files”), together with any and all rights, defenses, causes of action and claims relating thereto, shall remain the property of Seller. Former Tenant Lease Files may be removed from the Property by Seller on or before Closing; provided, however, Seller shall provide copies of such Former Tenant Lease Files to Purchaser prior to removing from the Property.
11.5    TIME OF THE ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO ALL TIME PERIODS AND DATES FOR PERFORMANCE SET FORTH HEREIN.
11.6    Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every pre-Closing covenant made by Seller herein and

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every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.
11.7    Assignment. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion. Subject to the conditions set forth in this Section 11.7, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. In the event that Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five Business Days prior to the effective date of such assignment stating the name of the Permitted Assignee and providing the signature block of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. Upon an assignment of this Agreement to a Permitted Assignee: (a) Purchaser shall not be released or otherwise relieved from any obligations or subsequently accruing liability hereunder, and (b) as used in this Agreement, Purchaser shall be deemed to include such Permitted Assignee. For purposes of this Section 11.7, the term “Permitted Assignee” shall mean an entity that controls, is controlled by, or is under common control with Purchaser or its affiliates, or an entity in which the general partner or managing member is controlled by the Purchaser or its affiliates. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to assign this Agreement to any assignee which, in the reasonable judgment of Seller, will cause the transaction contemplated hereby or any party thereto to violate the requirements of ERISA. In order to enable Seller to make such determination, Purchaser shall cause to be delivered to Seller such information as is reasonably requested by Seller with respect to a proposed assignee and the constituent persons or entities of any proposed assignee, including specifically, without limitation, any pension or profit sharing plans related thereto.
11.8    Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express), or by facsimile or email transmission with a copy to follow by certified mail, return receipt requested, postage paid or by overnight courier, addressed as follows:

If to Purchaser:	Abbey Residential, LLC 1930 Stonegate Drive Birmingham, AL 35242-2523 Attn: Declan X. McMullen Phone: (205) 397-2292 Fax: (205) 823-9103 Email: dmcmullen@abbeyresidential.com

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with a copy to:	Sirote & Permutt, PC 2311 Highland Avenue South Birmingham, AL 35205 Phone: (205) 930-5484 Fax: (205) 212-3806 Email: jevann@sirote.com

If to Seller:	c/o Mill Creek Residential Trust LLC
5225 Katy Freeway, Suite 103
Houston, Texas 77007
Attn: Jeb Cox
Fax: (713) 888-3933
Email: JCox@MCRTrust.com

with a copy to:	Jones Day 2727 North Harwood Street Dallas, Texas 75201 Attn: Susan C. Cox, Esq. Phone: (214) 220-3939 Fax: (214) 969-5100 Email: SCox@JonesDay.com

If to Title Company:	Alamo Title Company 1800 Bering Drive, Suite 400 Houston, Texas 77057 Attn: David Pitschmann Phone: (713) 993-2998 Fax: (713) 966-4061 Email: David.Pitschmann@alamotitle.com
All notices given in accordance with the terms hereof shall be deemed received on the next Business Day if sent by overnight courier, on the same day if sent by facsimile or email before 5:00 p.m. Central Time on a Business Day (otherwise such notice shall be deemed received on the next Business Day), on the third Business Day following deposit with the United States Mail as a registered or certified matter with postage prepaid, or when delivered personally or otherwise received or refused. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 11.8.
11.9    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.
11.10    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included,

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unless such last day is a Saturday, Sunday or legal holiday of the Federal Reserve Bank located in Dallas, Texas, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday of the Federal Reserve Bank located in Dallas, Texas (such day, a “Business Day”). The final day of any such period shall be deemed to end at 5:00 p.m. Central Time. As used herein, “Central Time” means the then current time at the Property.
11.11    Successors and Assigns. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns. Except as set forth in Section 11.7, Purchaser shall not have the right to assign all or any portion of Purchaser’s rights and obligations.
11.12    Entire Agreement. This Agreement, including the exhibits and schedules, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
11.13    No Memorandum of Agreement. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a material breach by Purchaser, entitling Seller to terminate this Agreement.
11.14    Attorneys’ Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys’ fees incurred in such suit, both at trial and at all appellate levels, except as otherwise provided in this Agreement.
11.15    Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature. Facsimile and/or electronic signature pages shall be effective for purposes of this Section 11.15. Handwritten signatures to this Agreement transmitted by telecopy or electronic transmission (for example, through use of a Portable Document Format or “PDF” file) shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver to the other party an executed original of this Agreement with its actual signature, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronically transmitted handwritten signature and shall accept the telecopied or electronically transmitted handwritten signature of the other party to this Agreement.
11.16    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

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11.17    Section 1031 Exchange. Either party may structure the purchase and sale of the Property as a like kind exchange under Code Section 1031 at such party’s sole cost and expense. The parties shall reasonably cooperate with one another, provided neither party shall incur any additional costs, expenses, liabilities or time delays in connection with the other party’s exchange. Each party shall indemnify, defend and hold the other harmless therefrom and Purchaser shall not be required to take title to or contract for purchase of any other property. If Seller uses a qualified intermediary to effectuate the exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Purchaser.
11.18    Applicable Law. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF TEXAS. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 11.18 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.
11.19    No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
11.20    No Financing Contingency. Purchaser acknowledges and agrees that Purchaser’s obligations under this Agreement are not in any manner contingent or conditioned upon Purchaser obtaining financing in order to purchase the Property. It is expressly understood that if Purchaser is unable to close the transaction contemplated by this Agreement as a result of Purchaser’s failure to obtain financing, Purchaser shall be in default under this Agreement and Seller shall have the remedy provided in Section 6.1 above. In no event shall Seller be obligated to comply with any requirements of Purchaser’s lender for any financing or otherwise incur any cost, expense or liability in connection with Purchaser’s financing of the Property.
11.21    Legal Representation and Construction. Each party hereto has been represented by legal counsel in connection with the negotiation of the transactions herein contemplated and the drafting and negotiation of this Agreement. Each party hereto and its counsel has had an opportunity to review and suggest revisions to the language of this Agreement. Accordingly, no provision of this Agreement or any exhibits or amendments hereto shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.
11.22    Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:
(a)    Exhibit A - Form of Deed

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(b)    Exhibit B - Form of Bill of Sale
(c)    Exhibit C - Form of Assignment of Leases
(d)    Exhibit D - Form of Assignment of Contracts
(e)    Exhibit E - Form of Tenant Notice Letters
(f)    Exhibit F - Form of Seller’s Certificate as to Representations and Warranties
(g)    Exhibit G - Form of Certificate as to Foreign Status
(h)    Exhibit H - Form of Owner’s Affidavit
(i)    Exhibit I - Form of Purchaser’s Certificate as to Representations and Warranties
(j)    Exhibit J - Form of Restrictive Covenant
(k)    Exhibit K - Covenant not to Sue
(l)    Schedule 1.1(a) - Legal Description of Land
(m)    Schedule 1.1(c) - Lease Schedule
(n)    Schedule 1.1(d) – Personal Property Schedule
(o)    Schedule 3.1 - Due Diligence Materials
11.23    Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
11.24    Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.
11.25    Survival. The provisions of the following Sections and Articles of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed until the earlier of the time period set forth in this Agreement with respect to the applicable section or article or the applicable statute of limitations: Sections 1.4, 3.1, 4.4, 5.1, 5.2, 5.3, 5.5, 5.6, 8.1, 11.1, 11.2, 11.3, 11.4, 11.6, 11.8, 11.10, 11.14, 11.15, 11.16, 11.18, 11.19, 11.21, 11.25, 11.26, and 11.27 and Articles IX and X.
11.26    Waiver of Trial by Jury. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY EITHER PARTY HERETO UNDER OR WITH RESPECT TO THIS

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AGREEMENT, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO TRIAL BY JURY.
11.27    Limitation of Liability. Notwithstanding anything to the contrary in this Agreement or in any document delivered by Seller in connection with the consummation of the transaction contemplated hereby, it is expressly understood and agreed that Seller’s liability shall be, and is, limited to, and payable and collectible only out of, the Property, rents and insurance proceeds, proceeds of the sale and no other property or asset of Seller or of any of Seller’s directors, officers, employees, shareholders, members or partners shall be subject to any lien, levy, execution, setoff, or other enforcement procedure for satisfaction of any right or remedy of Purchaser in connection with the transaction contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner’s obligations to restore or contribute).
11.28    Removal of Name. In no event shall Buyer be deemed to have purchased hereunder any rights or interests in the name Trademarks operated by or for the benefit of Seller or Seller’s property manager. On the day following the Closing, Purchaser shall banner or slip-cover the two monument signs (and keep such signs bannered or slip-covered until they are permanently replaced). Within thirty (30) days following Closing, Buyer shall remove from the Property all signs bearing any Trademark (or any logos associated therewith) failing which Seller shall have the right to enter the Property and remove the same and, in such event, Buyer shall reimburse Seller for all costs and expenses incurred by Seller in so doing. The provisions of this Section 11.28 shall survive Closing.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.
SELLER:

GGT SPRING TOWN TX, LLC,
a Delaware limited liability company

By:    MCRT Spring Town LLC,
    a Delaware limited liability company,
    its Operating Member

    By: /s/ Jeb Cox
    Name: Jeb Cox
    Title: Senior Managing Director

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PURCHASER:

ABBEY RESIDENTIAL, LLC,
an Alabama limited liability company

By:    /s/ Frank Barefield
Name: Frank Barefield
Title: Member and President

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As to Section 1.5 and Article X only:
TITLE COMPANY:

ALAMO TITLE COMPANY

By:    /s/ David W. Pitschmann
Name: David W. Pitschmann
Title: Senior VP / Co-Counsel

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EXHIBIT A
FORM OF DEED
Intentionally Omitted

A - 1
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EXHIBIT B
FORM OF BILL OF SALE

Intentionally Omitted

B - 1
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EXHIBIT C
FORM OF ASSIGNMENT OF LEASES

Intentionally Omitted

C - 1
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EXHIBIT D
FORM OF ASSIGNMENT OF CONTRACTS

Intentionally Omitted

D - 1
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EXHIBIT E
FORM OF TENANT NOTICE LETTER

Intentionally Omitted

E - 1
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EXHIBIT F
FORM OF SELLER’S CERTIFICATE
AS TO REPRESENTATIONS AND WARRANTIES

Intentionally Omitted

F - 1
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EXHIBIT G
FORM OF CERTIFICATE AS TO FOREIGN STATUS

Intentionally Omitted

G - 1
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EXHIBIT H
FORM OF OWNER’S AFFIDAVIT

Intentionally Omitted

H - 1
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EXHIBIT I
FORM OF PURCHASER’S CERTIFICATE
AS TO REPRESENTATIONS AND WARRANTIES

Intentionally Omitted

I - 1
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EXHIBIT J
FORM OF RESTRICTIVE COVENANT

Intentionally Omitted

J - 1
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EXHIBIT K
FORM OF COVENANT NOT TO SUE

Intentionally Omitted

K - 1
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SCHEDULE 1.1(a)
LEGAL DESCRIPTION OF THE LAND

Intentionally Omitted

SCHEDULE 1.1(a) - 1
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SCHEDULE 1.1(c)
LEASE SCHEDULE

Intentionally Omitted

SCHEDULE 1.1(c) - 1
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SCHEDULE 1.1(d)
PERSONAL PROPERTY

Intentionally Omitted

SCHEDULE 1.1(d) - 1
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SCHEDULE 1.1(e)
CONTRACTS SCHEDULE

Intentionally Omitted

SCHEDULE 1.1(e) - 1
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SCHEDULE 1.1(h)
EXCLUDED PROPERTY

Intentionally Omitted

SCHEDULE 1.1(h) - 1
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SCHEDULE 3.1

DUE DILIGENCE MATERIALS
Intentionally Omitted

SCHEDULE 3.1 - 1
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SCHEDULE 5.1(e)

VIOLATIONS OF LAW

Intentionally Omitted

SCHEDULE 5.1(e) - i

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SCHEDULE 5.1(f)

LITIGATION

Intentionally Omitted

SCHEDULE 5.1(f) - i

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SCHEDULE 5.1(h)

LATEST ENVIRONMENTAL REPORT

Intentionally Omitted

SCHEDULE 5.1(h) - i

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